UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/24/2009

Innospec Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-13879

Delaware	981081725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park,
Oil Sites Road,
Ellesmere Port,
CH65 4EY,
United Kingdom
(Address of principal executive offices, including zip code)

+44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Chief Executive Officer

On March 20, 2009, Mr. Paul W. Jennings resigned as President and Chief Executive Officer and director of Innospec Inc. (the "Company"). The resignation was not the result of any disagreement with the Company and was accepted immediately. A copy of the press release issued by the Company in connection with the resignation is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

(c) Appointment of new Chief Executive Officer

On March 20, 2009, the Company announced that it would be conducting a search for a new President and Chief Executive Officer, but that, while the search progressed, Dr. Robert E. Bew, the current Chairman of the Board, would oversee the Company in conjunction with its senior management team.

(e) Agreement with Mr. Jennings

The terms of Mr. Jennings' separation from the Company are covered by an agreement (the "Separation Agreement") with the Company which provides, among other things, for certain separation payments and continued benefits in line with contractual obligations, including continued base salary payments through to March 31, 2009, payment of three months accrued bonus from the beginning of 2009, GBP50,000 as compensation for loss of employment and lapse of options under the Company's Performance Related Stock Option Plan ("PRSOP"), GBP428,000 as payment in lieu of notice and approximately GBP107,000 as compensation for lost pension and pension supplement benefits and pension contributions. The Separation Agreement also provides for cancellation of options under the PRSOP and awards under the Company's Executive Co-Investment Plan and payments for unused vacation time, loss of life assurance benefits and car allowance. The Company has also agreed to continue medical benefits for Mr. Jennings and his spouse until June 2010 and to cover up to GBP500,000 (exclusive of tax) for Mr. Jennings' legal fees in relation to defense of actions taken during his time as an officer or director of the Company which are not recovered under the Company's liability insurance policy for directors and officers. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement which is attached hereto as Exhibit 10.1, and which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                Description

10.1                Separation Agreement between Innospec Limited, Innospec Inc. and Mr. Paul Jennings, dated as of March 20, 2009
99.1                Press Release of Innospec Inc. dated March 20, 2009

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

Date: March 24, 2009	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release
EX-10.1	Separation Agreement